Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and under the caption "Selected Financial Data" and to the use of our report dated March 15, 1996, except for Note 10, as to which the date is September 27, 1996, in the Registration Statement (Form S-1 No. 333-11045) and related Prospectus of International Telecommunication Data Systems, Inc. for the registration of 2,666,667 shares of its common stock.


                                              /s/ ERNST & YOUNG LLP

Stamford, Connecticut
September 30, 1996